                                                                      EXHIBIT 13

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 50 to Registration Statement No. 2-25483 filed on Form N-3 of Continental Assurance Company Separate Account (B) of Continental Assurance Company, of our report dated, February 15, 2002, relating to the financial statements of Continental Assurance Company Separate Account (B), and our report dated March 27, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph as to an accounting change), relating to the consolidated financial statements of Continental Assurance Company appearing in the Prospectus and the Statement of Additional Information, which are part of such Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 30, 2002